United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2011

TRC COMPANIES, INC. (Exact name of registrant as specified in its charter)
Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)
(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 21, 2011, the Company announced that on June 20, 2011, the jury in a case pending in District Court, Harris County Texas returned a verdict against the Company and its subsidiary TRC Environmental Corporation in the amount of $15.7 million. As previously disclosed, the case, which was titled The Arena Group v. TRC Environmental Corporation and TRC Companies, Inc., was filed in September 2007 and involved a former landlord seeking damages for alleged breach of a lease for certain office space in Houston, Texas that the subsidiary had vacated. Any payment of damages will be at the end of the appeals process, which could take up to several years.
The Company's press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1        News release titled “TRC Receives Adverse Ruling in Houston Lease Litigation”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2011            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer